Exhibit 10.9
GUARANTY
THIS GUARANTY (this “Guaranty”) is made as of August 31, 2010 by TIMELY TECHNOLOGY CORP., a California corporation (the “Guarantor”), to and for the benefit of TCI BUSINESS CAPITAL, INC., a Minnesota corporation (“Lender”).
ARTICLE 1.
GUARANTY.
Section 1.1 Guaranty. For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to DESTRON FEARING CORPORATION, a Delaware corporation (“Borrower”) by Lender (collectively, the “Loans”), including without limitation pursuant to the Credit and Security Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and between Borrower and Lender or otherwise, Guarantor hereby absolutely and unconditionally guarantees to Lender: (a) the full and prompt payment when due of the principal of, all interest on, and all fees in respect of, all of the Loans, and (b) the full and prompt payment and performance of any and all other Indebtedness (as defined in the Credit Agreement), whether all or any portion of such Loans and other Indebtedness are now or hereafter existing, direct or indirect, related or unrelated, joint or several, or absolute or contingent, whether or not for the payment of money, and whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner (all of the indebtedness, liabilities and obligations described in the foregoing clauses (a) and (b) of this Section 1.1 which are outstanding from time to time being hereinafter collectively referred to as the “Guaranteed Obligations”). Guarantor hereby absolutely and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Obligations when the Guaranteed Obligations are due under the terms of the Credit Agreement or the other Loan Documents (as defined in the Credit Agreement)], including, without limitation, on the occurrence of an Event of Default (as defined in the Credit Agreement), by reason of the maturity or acceleration of any of the Guaranteed Obligations, on the occurrence and continuance of a default under the terms of this Guaranty, or otherwise, and at any times after the date when due.
Section 1.2 Continuing Guaranty. Guarantor will not be entitled to any credit against Guarantor’s obligations under this Guaranty by reason of any amounts (a) recovered by Lender by reason of the enforcement by Lender after an Event of Default of any of its remedies under the Loan Documents or (b) paid by any other Person to Lender under this Guaranty.
Section 1.3 Capitalized Terms. Capitalized terms used, but not defined, in this Guaranty, have the meanings attributed to them in the Credit Agreement.
ARTICLE 2.
NATURE OF THE GUARANTY.
Section 2.1 Absolute Obligations. The obligations of Guarantor under this Guaranty are absolute, unconditional, and will be continuing and remain in full force and effect subject to Sections 2.2 and 2.6 below. This is a continuing guaranty of payment and not of collection. Guarantor’s obligations under this Guaranty will not be released, discharged, affected, modified or impaired by any event, including, without limitation, any of the following events:
(a) the compromise, settlement, release, discharge or termination of any or all of the obligations of Borrower to Lender by operation of law or otherwise, except as may result from the full and prompt performance and payment of the Guaranteed Obligations;

(b) the extension of the time for payment of any obligation under the Credit Agreement or any of the other Loan Documents, or the waiver, modification or amendment (whether material or otherwise) of any obligation under the Credit Agreement or any of the other Loan Documents or the acceptance of partial payments of the Guaranteed Obligations;
(c) the taking or failure to take any action under the Credit Agreement, any of the other Loan Documents or this Guaranty;
(d) the invalidity or unenforceability of any provision of the Credit Agreement, any of the other Loan Documents, or this Guaranty or any other defense Borrower may assert to the payment or performance of any portion of the Indebtedness other than payment and satisfaction in full of all of the Guaranteed Obligations;
(e) any (i) failure by Lender to take any steps to perfect, maintain, or enforce its Liens on the Collateral (as defined in the Credit Agreement), (ii) subordination of any of the Guaranteed Obligations and any security therefor to any other Debt of Borrower to any Person, or (iii) loss, release, substitution of, or other dealings with, any collateral or other security given to Lender with respect to the Guaranteed Obligations;
(f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment, composition with creditors or readjustment of, or other similar proceedings affecting Borrower, Guarantor or any other guarantor of any or all of the Indebtedness;
(g) any allegation of invalidity or contest of the validity of this Guaranty in any of the proceedings described in Section 2.1(f);
(h) any act, election or remedy, or other election, occurrence or circumstance of any nature, whether or not under Lender’s control, that may affect or impair any subrogation right of Guarantor or the effectiveness or value thereof;
(i) the default or failure of Guarantor to perform fully any of Guarantor’s obligations set forth in this Guaranty;
(j) Lender’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), of the application of Section 1111 (b)(2) of the Bankruptcy Code;
(k) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(l) the disallowance of all or any portion of Lender’s claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code; or
(m) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than payment and satisfaction in full of all of the Guaranteed Obligations.

Section 2.2 Revival of Guaranty. If (a) any demand is made at any time on Lender for the repayment of any amount received by it or as proceeds of any collateral or security which have been applied in payment of any of the Guaranteed Obligations, and (b) Lender makes any repayment by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of such demand, Guarantor will be liable under this Guaranty for all amounts so repaid to the same extent as if such amounts had never been received originally by Lender. Except as provided in the preceding sentence, Guarantor’s obligations under this Guaranty will terminate when the Guaranteed Obligations have been fully paid, performed and satisfied.
Section 2.3 Waivers By Guarantor. Guarantor hereby covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in this Guaranty. To the fullest extent permitted by law, Guarantor waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of, and reliance on, this Guaranty. Guarantor further waives all (a) notices of the existence, creation or incurring of new or additional Indebtedness arising either from additional loans extended to Borrower or otherwise, (b) notices that the principal amount, or any portion thereof (and any interest thereon), of the Loans or any of the other Guaranteed Obligations is due, (c) notices of any and all proceedings to collect from Borrower, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, (d), to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the Guaranteed Obligations, and (e) defenses based on suretyship or impairment of collateral.
Section 2.4 Application of Proceeds by Lender. Lender will have the exclusive right to determine, in its sole discretion, the order and method of the application of payments from and credits to, if any, from Guarantor, Borrower or from any other Person on account of the Guaranteed Obligations or of any other liability of Guarantor to Lender.
Section 2.5 Responsibility of Guarantor. Guarantor hereby assumes responsibility for keeping informed of the financial condition of Borrower, and any and all indorsers and other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing on the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal. Lender will have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances.
Section 2.6 Duration of Guaranty. This is a continuing Guaranty and shall not be revoked by death, dissolution, merger, bankruptcy, incompetency or insolvency of the Guarantor. This Guaranty shall remain in full force and effect with respect to the Guarantor until the Lender receives written notice from the Guarantor revoking this Guaranty as to the Guarantor. In the event that this Guaranty is revoked by the Guarantor, said revocation shall have no effect on the continuing liability of the Guarantor to guarantee unconditionally the prompt payment of all Guaranteed Obligations which are contracted or incurred before the revocation becomes effective, including such prior Guaranteed Obligations which are subsequently renewed, modified or extended after the revocation becomes effective, as well as all extensions of credit made after revocation pursuant to commitments made prior to such revocation. Revocation of this Guaranty by any Guarantor shall not relieve any other Guarantor of any liability. Except as provided in Section 2.2, Guarantor’s obligations under this Guaranty for the Guaranteed Obligations will terminate upon the payment and performance in full of the Guaranteed Obligations.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES.
To induce Lender to extend the Guaranteed Obligations, and for other good and valuable consideration, Guarantor hereby represents and warrants to Lender that: (a) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar laws of general application limiting the enforcement of creditors’ rights generally and the fact that equitable remedies, including specific performance are discretionary and may not be ordered in respect to certain defaults (b) the execution, delivery, and performance of this Guaranty does not and will not, by the lapse of time, by the giving of notice, or the satisfaction of any other condition: (i) violate, or constitute a default under, any rule or provision of Guarantor’s Articles of Incorporation (or Articles of Organization, as applicable), Bylaws (or Operating Agreement, as applicable), any resolution of its shareholders or directors (or managers or members, as applicable), or any committee thereof, or any agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its properties is or may be bound, (ii) violate, or constitute a default under, any law, requirement, rule, regulation, ordinance or restriction of any governmental authority applicable to Guarantor or by which its properties are bound or affected, (iii) result in the creation or imposition of any Lien on any of the properties of Guarantor, or (iv) require any consent or approval of any Person; (c) there is no action or proceeding pending before any court or Governmental Authority (as defined in the Credit Agreement) which materially, adversely affects the condition (financial or otherwise) of Guarantor or any of its properties; and (d) Guarantor has not guaranteed any Debt of Borrower other than the Guaranteed Obligations.
ARTICLE 4.
COVENANTS.
From the date of the execution of this Guaranty until all Guaranteed Obligations have been fully paid, performed and satisfied:
Section 4.1 Financial Statements. For so long as this Guaranty remains in effect, upon Lender’s reasonable request, Guarantor will furnish Lender with Guarantor’s financial statements (on a form reasonably acceptable to Lender) and tax returns (including applicable schedules) for the immediately preceding financial period, certified by Guarantor to be accurate and complete and acknowledged. Such financial statements will be in detail satisfactory to Lender and will be prepared on a basis consistent with any preceding financial statements furnished to Lender, or consistent with GAAP (but without footnotes).
Section 4.1 No Disposition of Assets; Debt. Guarantor will not (a) sell, transfer or otherwise dispose of all or any portion of Guarantor’s properties (exclusive of Borrower Stock, the disposition of which is the subject of Section 4.2) either (i) in violation of any applicable law, or (ii) if such sale, transfer or disposition would have a material adverse affect on Guarantor’s financial condition or on Guarantor’s ability to perform Guarantor’s obligations under this Guaranty; or (b) incur, create or become obligated for any Debt which has a material adverse affect on Guarantor’s financial condition or on Guarantor’s ability to perform Guarantor’s obligations under this Guaranty; or (c) guarantee any Debt or obligations of Borrower other than the Guaranteed Obligations.
Section 4.2 No Transfer of or Lien on Borrower Stock. Guarantor will not (a) sell, assign, pledge, hypothecate or otherwise encumber or transfer, or dispose of any rights or interests in any voting securities issued by Borrower (“Borrower Stock”) which are owned legally or beneficially by Guarantor, or (b) allow any lien, interest, or adverse claim to attach to any Borrower Stock owned or held by Guarantor.
Section 4.3 Payments. Guarantor will pay all of the reasonable costs, expenses and fees, including, without limitation, all reasonable attorneys’ fees, incurred by Lender in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor, whether the same is enforced by suit or otherwise, and all amounts recoverable by law, including, without limitation, interest on any unpaid amounts due under this Guaranty.

Section 4.4 Conducting Business. Guarantor specifically agrees and covenants that it will not conduct any business other than all activities required under this Guaranty or other Loan Documents and all activities reasonably incidental thereto. For purposes of the preceding sentence, “conduct any business” shall include owning or holding any asset and/or incurring any liability or obligation, except for liabilities or obligations arising under this Guaranty or other Loan Documents.
ARTICLE 5.
DEFAULT; SUBORDINATION.
Section 5.1 Payment of Guaranteed Obligations. At any time after all or any portion of the Guaranteed Obligations are due and payable, whether on maturity, after the acceleration of any of the Guaranteed Obligations, on the occurrence of an Event of Default, on the occurrence of any default under this Guaranty, or otherwise: (a) Lender will have the right: (i) to proceed directly against Guarantor under this Guaranty without first exhausting any other remedy it may have and without resorting to any security or guaranty held by Lender, and (ii) to compromise, settle, release, discharge or terminate any of the obligations of any other guarantor(s) of the Guaranteed Obligations as Lender, in its discretion, determines without thereby in any way affecting, limiting or diminishing its rights thereafter to enforce the obligations of Guarantor under this Guaranty; (b) Guarantor will, on the demand of Lender, immediately deposit with Lender in U.S. dollars the total amount of the Guaranteed Obligations; (c) Lender will have the right to sell, collect, or otherwise dispose of and to apply the proceeds of any collateral or other security given to Lender with respect to the Guaranteed Obligations in satisfaction of the Guaranteed Obligations; and (d) Lender will have the right to exercise all of Lender’s other powers, rights and remedies under this Guaranty, the Loan Documents and under applicable law. Lender will not have any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations.
Section 5.2 Subordination. Until the Guaranteed Obligations have been fully paid, performed and satisfied, (a) any and all claims of Guarantor against Borrower, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties are, by signing this Guaranty, made subordinate and subject in right of payment to the prior payment to Lender in full of all the Guaranteed Obligations; and (b) Guarantor may not exercise any right to enforce any remedy which Guarantor now has or may in the future have against Borrower, any indorser or any other guarantor of all or any part of the Guaranteed Obligations.
ARTICLE 6.
GENERAL.
Section 6.1 Cumulative Remedies. The remedies provided in this Guaranty and the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Lender does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy. If there is any conflict, ambiguity, or inconsistency, in Lender’s judgment, between the terms of this Guaranty and any of the Loan Documents, then the applicable terms and provisions, in Lender’s judgment, providing Lender with the greater rights, remedies, powers, privileges, or benefits will control.

Section 6.2 Waivers and Amendments in Writing. Failure by Lender to exercise any right, remedy or option under this Guaranty or in any Loan Documents or delay by Lender in exercising the same shall not operate as a waiver by Lender of its right to exercise any such right, remedy or option. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated. This Guaranty cannot be amended, modified, changed or terminated orally.
Section 6.3 Entire Agreement; Counterparts; Fax Signatures. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter of this Guaranty, and supersedes all prior written and oral agreements and understandings. Any request from time to time by the Guarantor for Lender’s consent under any provision in this Guaranty must be in writing, and any consent to be provided by Lender under this Guaranty from time to time must be in writing in order to be binding on Lender; provided, however, Lender will have no obligation to provide any consent requested by Guarantor, and Lender may, for any reason in its discretion exercised in good faith, elect to withhold the requested consent. Two or more duplicate originals of this Guaranty may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, Guarantor by fax transmission (a) may be relied on by Lender as if the document were a manually signed original, and (b) will be binding on Guarantor for all purposes of the Loan Documents.
Section 6.4 Headings; Construction. Section headings in this Guaranty are included for convenience of reference only and shall not relate to the interpretation or construction of this Guaranty. Any and all references in this Guaranty to any other document or documents will be references to that other document or documents as they may, from time to time, be modified, amended, renewed, consolidated, extended or replaced.
Section 6.5 Separate Instrument. This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of Guarantor under this Guaranty will, under any circumstance or in any legal proceeding, be deemed to have merged into any other agreement or obligation of Guarantor.
Section 6.6 Severability. If any term of this Guaranty is found invalid under Minnesota law or laws of mandatory application by a court of competent jurisdiction, that invalid term will be considered excluded from this Guaranty and will not invalidate the remaining terms of this Guaranty.
Section 6.7 CHOICE OF LAW. THIS GUARANTY HAS BEEN DELIVERED AT AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT MINNEAPOLIS, MINNESOTA. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO MINNESOTA CONFLICTS OF LAW PRINCIPLES).
Section 6.8 CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO ACCEPT THIS GUARANTY AND TO EXTEND CREDIT TO BORROWER, GUARANTOR AND LENDER AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY, ITS VALIDITY OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE GUARANTEED OBLIGATIONS AND THE EXERCISE OF ALL OF LENDER’S RIGHTS AGAINST GUARANTOR WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF GUARANTOR, INCLUDING ANY DISPOSITIONS OF ANY OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR HEIRS, SUCCESSORS AND ASSIGNS AT MINNEAPOLIS, MINNESOTA. LENDER AND GUARANTOR EACH CONSENT TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER THEIR PERSON BY ANY COURT SITUATED AT MINNEAPOLIS, MINNESOTA HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO GUARANTOR AND LENDER AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF MINNESOTA. GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS GUARANTY, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Section 6.9 Successors and Assigns. This Guaranty will inure to the benefit of Lender, its successors and assigns and be binding on the heirs, executors, legal representatives, successors and assigns of Guarantor.
Section 6.10 Notices. Any notice required, permitted or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate from time to time by notice hereunder, and shall be deemed validly given (a) three days following deposit in the U.S. certified mails (return receipt requested), with proper postage prepaid, or (b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement satisfactory with such carrier made for the payment thereof, or (c) upon receipt of notice given by telecopy (fax), mailgram, telegram, telex or personal delivery:

To Guarantor:	Timely Technology Corp.
490 Villaume Avenue
South St. Paul, MN 55075
Telecopier No.

To Lender:	12270 Nicollet Avenue South
Burnsville, MN 55337
Attention:
Telecopier No.
Section 6.11 Separate Action. Each default in payment of any amount due under this Guaranty will, at Lender’s sole option, give rise to a separate cause of action under this Guaranty, and separate suits, at Lender’s sole option, may be brought under this Guaranty as each cause of action arises.
Section 6.12 Survival and Continuation of Representations and Warranties. All of Guarantor’s representations and warranties contained in this Guaranty shall (a) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, (b) be deemed to be made as of each and every day of the term of this Guaranty, and (c) remain true until the Guaranteed Obligations are fully performed, paid and satisfied, subject to such changes as may not be prohibited hereby, do not constitute defaults hereunder, and have been consented to by Lender in writing.
Section 6.13 Equitable Relief. Guarantor recognizes that, in the event that Guarantor fails to perform, observe or discharge any of Guarantor’s obligations or liabilities under this Guaranty, any remedy at law may prove to be inadequate relief to Lender; therefore, Guarantor agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6.14 Recourse to Directors or Officers. The obligations of Lender under this Guaranty are solely the corporate obligations of Lender. No recourse shall be had for any obligation or claim arising out of or based upon this Guaranty against any stockholder, employee, officer, or director of Lender.
Section 6.15 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO ENTER INTO THIS GUARANTY AND EXTEND CREDIT TO BORROWER, GUARANTOR AND LENDER EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY.
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IN WITNESS WHEREOF, Guarantor has made and executed this Guaranty as of the date first above written.

TIMELY TECHNOLOGY CORP.
By:
	Name:	Jason Prescott
	Title:	Chief Financial Officer
Accepted this 31st day of August, 2010.
TCI BUSINESS CAPITAL, INC.,
a Minnesota corporation

By:	Name: Catherine Sedacca
Title: Chief Risk Officer